                                                                    EXHIBIT 99.1




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                   ----------
                                    FORM 11-K
                                   ----------




                                  ANNUAL REPORT



                        Pursuant to Section 15(d) Of The
                         Securities Exchange Act of 1934


                      For the Year Ended December 31, 1997





                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN




                              ZIONS BANCORPORATION
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111

ITEM 1.    CHANGES IN THE PLAN

The Plan was completely amended and restated as of October 1, 1992, with certain provisions retroactively effective as of January 1, 1989. In 1994, the Plan was amended for the purpose of maintaining its qualification under the Internal Revenue Code pursuant to the Tax Reform Act of 1986 and, in order to conform the Plan to the requirements of the Unemployment Compensation Act of 1992 and the Omnibus Budget Reconciliation Act of 1993. No changes were made in the Plan during the year 1996.

ITEM 2.    CHANGES IN INVESTMENT POLICY

No material changes were made during the fiscal year in the policy with respect to the kind of securities and other investments in which funds held under the plan may be invested.

ITEM 3.    CONTRIBUTIONS UNDER THE PLAN

The Company's contributions are measured by reference to employee contributions and are not discretionary.

ITEM 4.    PARTICIPATING EMPLOYEES

There were 3,240 participating employees in the Plan on December 31, 1997.

ITEM 5.    ADMINISTRATION OF THE PLAN

(a) Zions Bancorporation is the Plan administrator. The Company's Board of Directors has appointed an Administrative Committee consisting of seven persons. The Committee has full power and authority to administer the Plan and to interpret its provisions. The present members of the Committee and their positions held are:

                     Member                               Position - Company
          ---------------------------  --------------------------------------------------
          Clark B. Hinckley, Chairman  Senior Vice President of Zions Bancorporation

          Harris H. Simmons            President and Chief Executive Officer of Zions
                                       Bancorporation

          Dale M. Gibbons              Executive Vice President of Zions Bancorporation

          Peter K. Ellison             Executive Vice President of Zions First National Bank

          W. David Hemingway           Executive Vice President of Zions Bancorporation

          Richard G. Crandall          Vice President of Zions First National Bank

          Russell W. Miller            President of Zions Insurance Agency, Inc.

      The address of each fiduciary listed above is One South Main, Suite 1380, Salt Lake City, Utah 84111.

(b) No compensation is paid to the Committee members by the Plan. All expenses of the Plan and its administration are paid by the Company.

ITEM 6.    CUSTODIAN OF INVESTMENTS

(a) Zions First National Bank, One South Main, Salt Lake City, Utah 84111 is the custodian and trustee.

(b)   The custodian and trustee receive no compensation from the Plan.

ITEM 7.    REPORTS TO PARTICIPATING EMPLOYEES

Participating employees are furnished an annual statement reflecting the status of their accounts as of the end of the fiscal year.

ITEM 8.    INVESTMENT OF FUNDS

Substantially all of the assets of the Plan are invested in securities of the Company.

ITEM 9.    FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements

        Independent Auditors' Report

        Statements of Net Assets Available for Benefits - December 31, 1997 and 1996

        Statements of Changes in Net Assets Available for Benefits - Years ended
           December 31, 1997, 1996, and 1995

        Notes to Financial Statements

        Schedules - Schedules I, II, and III have been omitted for the reasons that they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

(b)   Exhibits - None

                          Independent Auditors' Report



The Trust Committee
Zions Bancorporation
   Employee Stock Savings Plan:


We have audited the accompanying statements of net assets available for benefits of Zions Bancorporation Employee Stock Savings Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the plan administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the plan administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Zions Bancorporation Employee Stock Savings Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investment Purposes and Reportable Transactions for the year ended December 31, 1997, are presented for purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic 1997 financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                     KPMG Peat Marwick LLP
March 13, 1998

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                 Statements of Net Assets Available for Benefits

                           December 31, 1997 and 1996


                                                                   1997             1996
                                                                -----------     -----------
Assets:
   Cash                                                         $        --              --
   Investments, at market value:
     Zions Bancorporation common stock (approximate cost of
       $18,067,701 in 1997 and $13,775,899 in 1996)              63,033,316      34,433,048
     Short-term investments                                         173,627          99,353
                                                                -----------     -----------
                                                                 63,206,943      34,532,401
   Contributions receivable:
     Employees                                                       50,449          19,840
     Zions Bancorporation                                            25,224          12,542
   Dividends receivable                                             166,700              --
   Interest receivable                                                  333             243
                                                                -----------     -----------
         Total assets                                            63,449,649      34,565,026
                                                                -----------     -----------
Liabilities:
   Accounts payable                                                  56,614              --
   Excess contribution refunds                                       19,730          50,622
                                                                -----------     -----------
         Total liabilities                                           76,344          50,622
                                                                -----------     -----------
Net assets available for benefits                               $63,373,305      34,514,404
                                                                ===========     ===========


See accompanying notes to financial statements.

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

           Statements of Changes in Net Assets Available for Benefits

                  Years ended December 31, 1997, 1996, and 1995



                                                              1997            1996             1995
                                                           -----------     -----------     -----------
Additions to net assets attributed to:
   Investment income:
     Net appreciation in market value of investment in
       Zions Bancorporation common stock                   $26,586,307       7,966,631      13,215,084
     Dividends                                                 793,341         389,789         410,080
     Interest                                                    4,113           3,979           5,239
                                                           -----------     -----------     -----------
                                                            27,383,761       8,360,399      13,630,403
                                                           -----------     -----------     -----------
   Contributions:
     Employees                                               3,331,020       2,674,067       2,191,527
     Zions Bancorporation                                    1,645,785       1,295,816       1,062,640
                                                           -----------     -----------     -----------
                                                             4,976,805       3,969,883       3,254,167
                                                           -----------     -----------     -----------
       Rollover from affiliated plan                            89,279              --              --
                                                           -----------     -----------     -----------
         Total additions                                    32,449,845      12,330,282      16,884,570

Deductions from net assets attributed to:
   Benefits paid directly to participants                    3,590,944       2,109,580       2,620,037
   Rollover to affiliated plan                                      --         183,050              --
                                                           -----------     -----------     -----------
         Net increase                                       28,858,901      10,037,652      14,264,533
Net assets available for benefits:
   Beginning of year                                        34,514,404      24,476,752      10,212,219
                                                           -----------     -----------     -----------
   End of year                                             $63,373,305      34,514,404      24,476,752
                                                           ===========     ===========     ===========


See accompanying notes to financial statements.

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                          Notes to Financial Statements

                        December 31, 1997, 1996, and 1995


(1)     Description of the Plan

        (a)  General

             Zions Bancorporation Employee Stock Savings Plan (the Plan) is a single employer contributory plan that is designed to provide retirement benefits for eligible employees under either a pre-tax or post-tax salary reduction arrangement by offering employees an opportunity to acquire stock ownership in Zions Bancorporation (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 .

        (b)  Eligibility

             Participation in the Plan is voluntary. An employee is eligible to participate on January 1, or July 1, whichever coincides with, or immediately follows, the latter of the date on which the employee completes at least 1,000 hours of service during 12 continuous months and attains the age of 21. As of December 31, 1997 and 1996, there were 3,240 and 1,930 participants, respectively, in the Plan.

        (c)  Employee and Company Contributions

             Each eligible employee who elects to participate makes contributions ranging from one to five percent of their total compensation. Company contributions are equal to 50 percent of the amount contributed by the employee. The maximum amount a participant may contribute to the Plan in a calendar year, in conjunction with the Employee Investment Savings Plan, is $9,500 for 1997.

        (d)  Allocation of Income or Loss

             Investment income is allocated to each participant's account in proportion to the investment shares held in that participant's account to the total of investment shares held in the Plan.


(2)     Summary of Significant Accounting Policies

        The following is a summary of significant accounting policies followed by the Plan in the preparation of its financial statements:

        (a)  Basis of Presentation

             The Plan's financial statements are presented on the accrual basis of accounting.

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                          Notes to Financial Statements


(2)     Summary of Significant Accounting Policies (continued)

        (b)  Use of Estimates

             In preparing the financial statements, the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of net assets available for benefits and additions to and deductions from net assets for the period. Actual results could differ from those estimates.

        (c)  Investments

             The investment in common stock of the Company is carried at its quoted market price in the accompanying financial statements. The investment in the short-term investment fund represents a cash equivalent. Purchases and sales of investments are recorded on a settlement-date basis which does not materially differ from using the trade-date basis required by generally accepted accounting principles.

        (d)  Costs of Administration

             All costs of administration are absorbed by the Company.

        (e)  Vesting and Payment of Benefits

             Employee contributions and the employees' share of the Company contributions are 100 percent vested at all times. Benefits are paid upon death, disability, retirement, or earlier subject to certain restrictions. Benefits are paid in shares of stock.


(3)     Income Taxes

        The Plan obtained its latest determination letter on June 5, 1996, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has not been amended since receiving the determination letter.


(4)     Investments

        At December 31, 1997 and 1996, investment in common stock of the Company consisted of 1,389,164 and 331,087 shares, respectively.

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

           Item 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1997




     Shares/                                                               Approxi-       Market
    Units held                        Description                          mate cost      value
   ------------  ----------------------------------------------------   ------------   ---------
*  1,389,164     Zions Bancorporation common stock, without par value   $ 36,635,176   63,033,316
     173,627     Short-term investments                                      173,627   173,627

* Party in interest

                              ZIONS BANCORPORATION
                          EMPLOYEE STOCK SAVINGS PLAN

                 Item 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1997



                                            Shares
                                          purchased       Cost
                                          ---------     ---------
Purchase of investments -
   Zions Bancorporation common stock        107,427     $5,600,231


                                                          Shares                      Market
                                                       distributed     Cost (1)       value
                                                       -----------   -----------    ----------
Distribution of investments -
   Zions Bancorporation common stock                       79,556     $3,424,151     3,424,151


(1) Cost determined using the average-cost method applied on a participant-by-participant basis.